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                                                                   Exhibit 2.01


                                   MERGER AGREEMENT

    Merger Agreement dated this ________ day of ___________, 1996, pursuant to
Section 252 of the General Corporation Law of the State of Delaware, between Macrovision Corporation, a Delaware corporation ("Macrovision-Delaware"), and Macrovision Corporation, a California corporation ("Macrovision-California").

    WITNESSETH that:

    WHEREAS, the respective Boards of Directors of Macrovision-Delaware and Macrovision-California have determined that, for the purpose of effecting the reincorporation of Macrovision California in the State of Delaware, it is advisable and to the advantage of said two corporations and their shareholders that Macrovision-California merge with and into Macrovision-Delaware upon the terms and conditions provided herein (the "Merger"); and

    WHEREAS, the respective Boards of Directors of Macrovision-Delaware and Macrovision-California have approved this Agreement and have directed that this Agreement be submitted to a vote of the shareholders of Macrovision-Delaware and Macrovision-California;

    NOW, THEREFORE, in consideration of the mutual covenants, agreements and provisions hereinafter contained, Macrovision-Delaware and
Macrovision-California hereby agree as follows:

    FIRST:    Macrovision-Delaware hereby merges Macrovision-California into itself, and Macrovision-California shall be, and hereby is, merged into Macrovision-Delaware, which shall be the surviving corporation.

    SECOND:   The Certificate of Incorporation of Macrovision-Delaware as in
    effect on the date of the merger provided for in this Merger Agreement, shall continue in full force and effect as the Certificate of Incorporation of Macrovision-Delaware, the corporation surviving this merger.

    THIRD:    The manner of converting the outstanding shares of the capital stock of each of the constituent corporations into shares or other securities of the surviving corporation shall be as follows:


         (a) Each of the one hundred (100) shares of the Common Stock of Macrovision-Delaware presently issued and outstanding shall be retired, and no shares of Common Stock or other securities of Macrovision-Delaware shall be issued in respect thereof.

         (b) Each share of Common Stock of Macrovision-California which shall be outstanding on the effective date of this Merger Agreement, and all rights in respect thereof shall forthwith be changed and converted into one (1) share of Common Stock of Macrovision-Delaware.


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         (c)  Each share of Series A Preferred Stock of Macrovision-California which shall be outstanding on the effective date of this Merger Agreement, and all rights in respect thereof shall forthwith be changed and converted into one (1) share of Series A Preferred Stock of Macrovision-Delaware.

         (c) After the effective date of this Merger Agreement, each holder of an outstanding certificate representing shares of Common Stock or Series A Preferred Stock of Macrovision-California shall surrender the same to Macrovision-Delaware and each such holder shall be entitled upon such surrender to receive the number of shares of Common Stock or Series A Preferred Stock of Macrovision-Delaware on the basis provided herein. Until so surrendered, the outstanding shares of stock of Macrovision-California to be converted into the stock of the Macrovision-Delaware as provided herein, may be treated by Macrovision-Delaware, for all corporate purposes, as evidencing the ownership of shares of Macrovision-Delaware as though said surrender and exchange had taken place. After the effective date of this Merger Agreement, each registered owner of any uncertificated shares of Common Stock of Macrovision-California shall have said shares canceled and said registered owner shall be entitled to the number of shares of Common Stock of Macrovision-Delaware on the basis provided herein.


    FOURTH:   The terms and conditions of the merger are as follows:

         (a) The Bylaws of Macrovision-Delaware as they shall exist on the effective date of this Merger Agreement shall be and remain the Bylaws of Macrovision-Delaware until the same shall be altered, amended or repealed as therein provided.

         (b) The directors and officers of Macrovision-Delaware shall continue in office until the next Annual Meeting of Shareholders or until their successors shall have been duly elected and qualified.

         (c) This merger shall become effective upon filing of the Certificate of Merger with the Secretary of State of Delaware.

         (d) Upon the merger becoming effective, all property, rights, privileges, franchises, patents, trademarks, licenses, registrations and other assets of every kind and description of Macrovision-California shall be transferred to, vested in and devolve upon Macrovision-Delaware without further act or deed and all property, rights, and every other interest of Macrovision-Delaware and Macrovision-California shall be as effectively the property of Macrovision-Delaware as they were of Macrovision-Delaware and Macrovision-California, respectively. Macrovision-California hereby agrees from time to time, as and when requested by Macrovision-Delaware or by its successors or assigns, to execute and deliver or cause to be executed and delivered all such deeds and instruments and to take or cause to be taken such further or other action as



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         Macrovision-Delaware may deem necessary or desirable in order to vest in and confirm to Macrovision-Delaware title to and possession of any property of Macrovision-California acquired or to be acquired by reason of or as a result of the merger herein provided for and otherwise to carry out the intent and purposes hereof and the proper officers and directors of Macrovision-California and the proper officers and directors of Macrovision-Delaware are fully authorized in the name of Macrovision-California or otherwise to take any and all such action.

    FIFTH:    This Merger Agreement shall become effective immediately upon compliance with the laws of the States of California and Delaware.

    IN WITNESS WHEREOF, the parties to this Merger Agreement, pursuant to the approval and authority duly given by resolution adopted by the respective Boards of Directors of Macrovision-Delaware and Macrovision-California have caused these presents to be executed by the President of each party hereto as the respective act, deed and agreement of each said corporations on this _____________ day of ________________, 1996.

                             Macrovision Corporation,
                              a Delaware Corporation

                             By:_____________________________
                             Title: President

                             Macrovision Corporation,
                              a California corporation

                             By:_____________________________
                             Title: President


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                                OFFICERS' CERTIFICATE
                                          OF
                               MACROVISION CORPORATION,
                               A CALIFORNIA CORPORATION


    William A. Krepick, President and John O. Ryan, Secretary of Macrovision Corporation, a corporation duly organized and existing under the laws of the State of California ("the Corporation"), does hereby certify:

    1. That they are the President and Secretary, respectively, of the Corporation.

    2. The Merger Agreement in the form attached hereto as EXHIBIT A was duly approved by the board of directors of the Corporation.

    3. The Merger Agreement in the form attached hereto as EXHIBIT A was approved by the shareholders of the Corporation by a vote of __% of the outstanding shares of Common Stock and 100% of the outstanding shares of Series A Preferred Stock, which vote equaled or exceeded the vote required to approve said Merger Agreement. The total number of shares of Common Stock of the Corporation outstanding ___ shares, and the total number of shares of Series A Preferred Stock of the Corporation outstanding is two million four hundred seventy-seven thousand five hundred seventy-eight (2,477,578) shares.

    The undersigned declare under penalty of perjury that the statements contained in the foregoing certificate are true and correct of their own knowledge. Executed at Sunnyvale, California on ____________, 1996.

                                       Macrovision Corporation,
                                       a California corporation


                                       By:
                                           -------------------------------
                                       Title: President


                                       By:
                                           -------------------------------
                                       Title: Secretary

                                OFFICERS' CERTIFICATE
                                          OF
                               MACROVISION CORPORATION,
                                A DELAWARE CORPORATION

    William A. Krepick, President and John O. Ryan, Secretary of Macrovision Corporation, a corporation duly organized and existing under the laws of the State of Delaware ("the Corporation"), does hereby certify:

    1. That they are the President and Secretary, respectively, of the Corporation.

    2. The Merger Agreement in the form attached hereto as EXHIBIT A was duly approved by the board of directors of the Corporation.

    3. The Merger Agreement in the form attached hereto as EXHIBIT A was approved by the shareholders of the Corporation by a vote of 100% of the outstanding shares of Common Stock which vote equaled or exceeded the vote required to approve said Merger Agreement. The total number of shares of Common Stock of the Corporation outstanding is one hundred (100) shares.

    The undersigned declare under penalty of perjury that the statements contained in the foregoing certificate are true and correct of their own knowledge. Executed at Sunnyvale, California on _____________, 1996.

                                       Macrovision Corporation,
                                       a Delaware corporation


                                       By:
                                           -----------------------------
                                       Title:  President


                                       By:
                                           -----------------------------
                                       Title: Secretary

                                CERTIFICATE OF MERGER
                                       BETWEEN
                  MACROVISION CORPORATION, A CALIFORNIA CORPORATION
                                         INTO
                   MACROVISION CORPORATION, A DELAWARE CORPORATION


    The undersigned corporation does hereby certify:

    FIRST:    That the names and states of incorporation of each of the
constituent corporations of the merger are as follows:

              NAME                               STATE
              ----                               -----

              Macrovision Corporation       Delaware

              Macrovision Corporation       California

    SECOND:   That certain Merger Agreement between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 252 of the General Corporation Law of the State of Delaware.

    THIRD:    That the name of the surviving corporation of the merger is
Macrovision Corporation, a Delaware corporation ("Surviving Corporation").

    FOURTH:   That the Certificate of Incorporation of Surviving Corporation,
shall continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation.

    FIFTH:    That the executed Merger Agreement is on file at the principal place of business of the Surviving Corporation, the address of which is 1341 Orleans Drive, Sunnyvale, California 94089.

    SIXTH:    That a copy of the Merger Agreement will be furnished, on request and without cost, to any shareholder or stockholder of any constituent corporation.

    SEVENTH: The authorized capital stock of Macrovision Corporation, a California corporation is one hundred million (100,000,000) shares of Common Stock, no par value, and five million (5,000,000) shares of Preferred Stock, no par value.

    EIGHTH:   That this Certificate of Merger shall be effective upon its filing date.


Dated: ______________, 1996            Macrovision Corporation,
                                       a Delaware corporation


                                       By:
                                           ----------------------------
                                       Title: President